Exhibit 23.3

[ALLBRIGHT LAW OFFICES LETTERHEAD]

Allbright Law Offices

April 19, 2011

We hereby consent to the reference to our firm as the Company’s PRC counsel, in the context in which they appear, in Post-effective Amendment No. 1 of the Registration Statement on Form S-1 of VLOV, Inc. (Registration Statement No. 333-163803), and any amendments thereto.

Respectfully Submitted,

Allbright Law Offices

/s/ Steve Zhu

Steve Zhu
Attorney at Law/Senior Partner